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American Express Signature Variable Annuity
File No.333-74865/811-07195


EXHIBIT INDEX

Exhibit 3         Master General Agent

Exhibit 4.1       Deferred Annuity Contract (form 43431)

Exhibit 4.2       Roth IRA Endorsement (form 43094)

Exhibit 4.3       SEP-IRA Endorsement (form 43433)

Exhibit 5         Variable Annuity Application (form 43432)

Exhibit 8.1       Participation Agreement (Royce)

Exhibit 8.2 (b)   Participation Agreement (Putnam)

Exhibit 8.3       Participation Agreement (Templeton)

Exhibit 8.4 (a)   Participation Agreement (Goldman)

Exhibit 8.4 (b)   Amendment 1 to Schedule 2 (Goldman)

Exhibit 8.4 (c)   Amendment 1 to Schedule 3 (Goldman)

Exhibit 9         Opinion of Counsel

Exhibit 10        Consent of Independent Auditors

Exhibit 15.3      Power of Attorney